UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010 (May 18, 2010)

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 NW 63rd Street, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 935-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 25, 2011, J. Mike Stice, CEO of the general partner of Chesapeake Midstream Partners, L.P. (the “Partnership”), will be speaking about the Partnership’s business at the National Association of Publicly Traded Partnerships 2011 MLP Investor Conference in Greenwich, CT.

Mr. Stice’s remarks will be webcast live on the Partnership’s website from approximately 1:45 p.m. EDT to 2:45 p.m. EDT on Wednesday, May 25th.  The webcast and presentation material can be accessed by going to the Partnership’s website at www.chkm.com and selecting the "Events" subsection of the "Investors" section on the website. The replay of the webcast will be available on the website approximately two hours after the conclusion of the event and will be accessible for two weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
By: Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated: May 18, 2011